EXHIBIT 10.1

                              STANDSTILL AGREEMENT

                                     BETWEEN

                         MARKETING SERVICES GROUP, INC.

                                       AND

                      CASTLE CREEK TECHNOLOGY PARTNERS LLC

                          DATED AS OF FEBRUARY 19, 2002


      Agreement dated as of February 19, 2002 between Marketing Services Group, Inc., a Nevada corporation (the "Company"), and Castle Creek Technology Partners LLC, a Delaware limited liability company ("CCP").

      Whereas, CCP owns 14,101.44 shares of Series E Convertible Preferred Stock of the Company, stated value $1,000 per share (the "Series E Preferred Stock"); and

      Whereas, the Company and CCP agree that it is in their mutual interests to enter into this Agreement as hereinafter described:

      Now, therefore, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

      1. REPRESENTATIONS OF CCP. CCP represents and warrants to the Company as follows:

          (a) CCP beneficially owns 14,101.44 shares of Series E Preferred Stock as of the date of this Agreement, and does not have a right to vote or direct the vote of any securities of the Company other than to the extent that shares of the Company's common stock are issued to and held by CCP upon conversion of shares of Series E Preferred Stock in accordance with the terms of the Certificate of Designations (as defined below).

          (b) CCP has full and complete authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding agreement of CCP enforceable in accordance with its terms.

          (c) There are no arrangements, agreements, or understandings between CCP and any other person regarding ownership or voting of securities of the Company.

      2. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to CCP as follows:

          (a) The Company has full and complete authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

          (b) The Company has sufficient capital available to fulfill its payment obligations set forth in Section 4(a) herein.

          (c) The execution, delivery and performance of this Agreement by the Company will not conflict with or result in a breach, violation or default under the Company's Certificate of Incorporation or Bylaws or any agreement, contract or instrument to which the Company is a party.

          (d) The Company is not required to obtain any consent, authorization or order of any court, governmental authority, regulatory agency or third parties in order to execute, deliver or perform its obligations under this Agreement.

      3. OBLIGATIONS OF CCP. During the term of this Agreement (as defined in Paragraph 5 below), CCP hereby agrees that:

          (a) CCP will not, without the prior consent of the board of directors of the Company (the "Board of Directors") (specifically expressed in a resolution adopted by a majority of the Board of Directors):

              (i) acquire, or permit any affiliate (as such term is defined by Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended (the "Act")) of CCP acting under CCP's direction or control to acquire (other than through stock splits or stock dividends), directly or indirectly or in conjunction with or through any other person, by purchase or otherwise, beneficial ownership of any additional securities of the Company;

              (ii) make any short sales, enter into any hedging, derivative or similar transactions regarding securities of the Company;


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              (iii) directly or indirectly or through any other person, solicit or permit any affiliate of CCP acting under CCP's direction or control to solicit proxies under any circumstance; or become a "participant," or permit any affiliate of CCP to become a "participant," in any "election contest" relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Act);

              (iv) deposit, or permit any affiliate of CCP acting under CCP's direction or control to deposit securities of the Company in a voting trust, or subject, or permit any affiliate of CCP to subject, any securities of the Company to a voting or similar agreement;

              (v) directly or indirectly or through or in conjunction with any other person, engage in a tender or exchange offer for the securities of the Company made by any other person or entity;

              (vi) take any action alone or in concert with any other person to acquire or affect the control of the Company or, directly or indirectly, participate in, or encourage the formation of, any group seeking to obtain or take control of the Company;

              (vii) except as otherwise provided herein, sell, transfer, pledge or otherwise dispose of or encumber any securities of the Company; or

              (viii) publicly announce an intention to do any of the actions restricted or prohibited under clauses (i) through (vii) of this
          Section 3(a).

      Notwithstanding anything in this Agreement to the contrary, CCP shall not be prohibited or restricted from selling, assigning or transferring any shares of Series E Preferred Stock; provided that the buyer, assignee or transferee agrees to be bound by the terms of this Agreement.

          (b) CCP hereby waives such rights as it may have to require the Company to effect a Trading Market Redemption as described in Article V.B of the Certificate of Designations, Preferences, and Rights of Series E Convertible Preferred Stock of the Company (the "Certificate of Designations")) as a result of the Company's failure to obtain Stockholder Approval (as defined in Article VI.A(b) of the Certificate of Designations; provided, however, that such waiver shall expire, and CCP shall have, and the Company hereby acknowledges, the right to require the Company to effect a Trading Market Redemption in the event that: (i) the Company has not filed a preliminary prospectus on or before July 31, 2002;
      (ii) the Company has not obtained Stockholder Approval on or before September 17, 2002 or (iii) this Agreement is terminated pursuant to paragraph 5 hereof.

      4.  OBLIGATIONS OF THE COMPANY. The Company hereby agrees:

          (a) to repurchase 2,500 shares of Series E Preferred Stock on the date of execution of this Agreement at a purchase price of $2,500,000 (the "Payment"); and

          (b) to file with the Securities and Exchange Commission, on or before July 31, 2002 a preliminary proxy statement mutually acceptable to both parties pursuant to Regulation 14A of the Act that seeks to obtain and recommends Stockholder Approval, and to hold the stockholder meeting described therein on or before September 17, 2002. CCP acknowledges that, if Stockholder Approval is obtained on or before such date, CCP shall have no right to effect a Trading Market Redemption.

      5. TERM. The term of this Agreement shall commence upon the occurrence of each of the following: (a) the receipt by CCP of the Payment and (b) the execution by the Company and RGC International Investors, LDC of a standstill agreement in the form of this Agreement, and terminate on July 31, 2002; provided, however, (i) this Agreement may be terminated by the Company upon a breach by CCP of Section 3(a) hereof, and (ii) this Agreement may be terminated by CCP upon (x) a breach by the Company of any of its obligations hereunder (including Section 7(a)), (y) a material adverse change in the business, operations, assets, financial condition or prospects of the Company or its subsidiaries, or (z) the public announcement of the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other entity or entities when the Company is not the survivor. Upon any such termination, the parties shall have no further obligations under this Agreement.

      6. SPECIFIC ENFORCEMENT. The parties hereto recognize and agree that, in the event that any of the terms of paragraphs 3 and 4 were not performed in accordance with their specific terms or were otherwise breached, immediate irreparable injury would be caused, for which there is no adequate remedy at law. It is accordingly agreed that in the event of a failure by either party to perform its obligations hereunder, any other party shall be entitled to specific performance through injunctive relief to prevent breaches of the terms of such paragraphs and to specifically enforce such paragraphs and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, without the posting of any bond or other security, in addition to any other remedy to which the party may be entitled, at law or in equity.


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      7.  MISCELLANEOUS.

          (a) STANDSTILL AGREEMENT WITH RGC INTERNATIONAL INVESTORS, LDC. The Company hereby acknowledges that this Agreement confers economic benefits upon CCP that are not materially less beneficial as the Company has conferred upon RGC International Investors, LDC pursuant to a standstill agreement dated of even date herewith ("RGC Standstill"). The Company further acknowledges that the RGC Standstill contains provisions which are not materially different from this Agreement with respect to events of termination.

          (b) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          (c) EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties hereto or otherwise bound hereby, whether or not any such person is a party hereto. Except as otherwise expressly provided for herein, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, including without limitation any shareholder of the Company, other than the parties hereto.

          (e) SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

          (f) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.

          (g) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. However, a party may (but is under no obligation to) waive in writing any condition to the obligations of the other party hereunder.

          (h) PUBLICITY. Neither party shall use, directly or indirectly, the other party's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such other party for the specific use contemplated or as otherwise required by applicable law or regulation.

          (i) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly delivered when received) by hand delivery, by verifiable facsimile, by overnight delivery or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

          If to the Company:
          Marketing Services Group, Inc.
          333 Seventh Avenue, 20th Floor
          New York, New York 10001
          Attention: J. Jeremy Barbera
          Facsimile: (917) 339-7111

          with a copy to:

          Greenberg Traurig, LLP
          200 Park Avenue
          14th Floor
          New York, New York 10166
          Attention:  Alan I. Annex, Esq.
          Facsimile:  (212) 801-6400

          If to CCP:

          Castle Creek Technology Partners LLC
          111 West Jackson Boulevard
          Suite 2020
          Chicago, Illinois 60604
          Attention:
          Facsimile:  (312) 499-6999


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          with a copy to:

          Solomon, Zauderer, Ellenhorn, Frischer & Sharp
          45 Rockefeller Plaza
          New York, New York 10111
          Attention: Robert L. Mazzeo, Esq.
          Facsimile:  (212) 956-4068

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware without giving effect to the principles of conflict of laws thereof.

          (k) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (l) EFFECT OF HEADINGS. The paragraph headings herein are for convenience only and shall not affect the construction thereof.

      In Witness Whereof, Marketing Services Group, Inc. and Castle Creek Technology Partners LLC have caused this Agreement to be duly executed as of the day and year first above written.


                                    MARKETING SERVICES GROUP, INC.

                                    By:  /s/ J. JEREMY BARBERA
                                        ---------------------------------
                                        J. Jeremy Barbera
                                        Chairman of the Board and
                                        Chief Executive Officer


                                    CASTLE CREEK TECHNOLOGY PARTNERS LLC

                                    By:  /s/ ALAN WEINE
                                        ---------------------------------
                                        Alan Weine